Exhibit 3.45

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF FORMATION

OF

RELATIONSHIP MARKETING GROUP, LLC

Under Section 18-202 of the Delaware Limited Liability Company Act

1. The name of the limited liability company is Relationship Marketing Group, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the limited liability company is Valassis Relationship Marketing Systems, LLC.”

Executed on this 29th day of August, 2000

/s/ Jeffrey Blackman
Name: Jeffrey Blackman
Title: Manager

CERTIFICATE OF FORMATION

OF

RELATIONSHIP MARKETING GROUP, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act (Chapter 18, Title 6 of the Delaware Code), hereby certifies that:

FIRST: The name of the limited liability company (the “Company”) is Relationship Marketing Group, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the Company are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Dated: March 21, 2000

/s/ John Thompson
John Thompson